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                                                            Exhibit 10.22


                                 June 3, 1997


Mr. Kyle Callahan
Horizon Health Systems, Inc.
6820 Charlotte Pike
Suite 100
Nashville, Tennessee 37209


Dear Kyle:

     This will confirm that we will vote our shares of stock in Nova Holdings, Inc. and will cause Welsh, Carson, Anderson & Stowe, VII, L.P. to vote its shares of stock in Nova Holdings, Inc. to elect you to the Board of Directors of Nova Holdings, Inc. at the next stockholders meeting of Nova Holdings, Inc.

                                        Sincerely,

                                        /s/ Andrew M. Paul
                                        ----------------------------
                                        Andrew M. Paul


                                        Patrick J. Welsh